UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 2, 2023 (September 21, 2023)

Velo3D, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

511 Division Street
Campbell,	California	95008
(Address of principal executive offices)		(Zip Code)
(408) 610-3915
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	VLD	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	VLD WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 26, 2023, Velo3D, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing that, effective as of September 29, 2023, Bernard Chung, the Company’s Vice President, Finance and principal accounting officer, had been appointed as Acting Chief Financial Officer and principal financial officer of the Company (the “Appointment”). On September 27, 2023, in connection with the Appointment, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved an increase in Mr. Chung’s annual base salary from $250,000 to $300,000, effective as of September 29, 2023. The disclosure contained in Item 5.02 of the Original 8-K is hereby supplemented and amended by the disclosure contained in Item 5.02 of this Current Report of Form 8-K/A.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.
Date:	October 2, 2023	By:	/s/ Benyamin Buller
		Name:	Benyamin Buller
		Title:	Chief Executive Officer